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                                                                    EXHIBIT 23.7



             [T.J. SMITH & COMPANY, INC. LETTERHEAD APPEARS HERE]



                     CONSENT OF T.J. SMITH & COMPANY, INC.
                        INDEPENDENT PETROLEUM ENGINEERS


        We consent to reference to our firm under the caption "Independent Reserve Engineers" and elsewhere in the Registration Statement and related Prospectus constituting Nuevo Energy Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 4, 1998.


                                                T.J. Smith & Company, Inc.


                                                By /s/ D.J. Pierson, P.E.
                                                  ---------------------------
                                                  D.J. Pierson, P.E.


Houston, Texas
July 31, 1998